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                           [Hogan & Hartson L.L.P.]

                                                           Exhibit 5.1


                                             March 6, 1998



Board of Directors
Charles E. Smith Residential Realty, Inc.
2345 Crystal Drive
Crystal City, Virginia  22202

Gentlemen:



                We are acting as counsel to Charles E. Smith Residential Realty, Inc., a Maryland corporation (the "Company"), in connection with its registration statement on Form S-3, as amended (the "Registration Statement") filed with the Securities and Exchange Commission relating to the proposed public offering of up to 15,640,196 shares of the Company's common stock, par value $.01 per share, up to 15,164,714 of which shares (the "Company Shares") are to be offered for sale by the Company upon redemption of units of limited partnership interest in Charles E. Smith Residential Realty L.P. and up to 475,482 of which shares (the "Selling Stockholder Shares") are to be offered for sale by certain shareholders (the "Selling Stockholders") of the Company. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R.
Section  229.601(b)(5), in connection with the Registration Statement.



               For purposes of the opinions expressed in this letter, which are set forth in Paragraphs (a) and (b) (the "Opinions"), we have examined copies of the following documents:

               1.   An executed copy of the Registration Statement.

               2. The Amended and Restated Articles of Incorporation of the Company, as certified by the Department of Assessments and Taxation of the State of Maryland on February 10, 1998 and by the Secretary of the Company on the date hereof as being complete, accurate and in effect.


            3.   The Amended and Restated Bylaws of the Company, as
                    certified by the Secretary of the Company on the date
                     hereof as being complete, accurate and in effect.


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Board of Directors
March 6, 1998
Page 2


               4. Resolutions of the Board of Directors of the Company adopted on January 29, 1997, February 9, 1997 and July 22, 1997, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the issuance and sale of the Company Shares and arrangements in connection therewith.


               5. Resolutions of the Board of Directors of the Company adopted on May 25, 1994, May 23, 1995 and June 28, 1996, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the issuance and sale by the Company to the Selling Stockholders of the Selling Stockholder Shares and arrangements in connection therewith.

               In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

               This opinion letter is based as to matters of law solely on the Maryland General Corporation Law. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

               Based upon, subject to and limited by the foregoing, we are of the opinion that:

               (a)  Following (i) effectiveness of the Registration
Statement and (ii) issuance of the Company Shares in accordance with the resolutions of the Board of Directors referred to in Paragraph 4, the Company Shares will be validly issued, fully paid and nonassessable under the Maryland General Corporation Law.

               (b) The Selling Stockholder Shares are validly issued, fully paid and nonassessable under the Maryland General Corporation Law.



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Board of Directors
March 6, 1998
Page 3



                We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended. Subject to the foregoing consent, this opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.




                                        Very truly yours,


                                        /s/ HOGAN & HARTSON L.L.P.
                                        ----------------------------

                                        HOGAN & HARTSON L.L.P.